As filed with the Securities and Exchange Commission on June 18, 1997

                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION


Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                           of 1934 (Amendment No. 1)




Check the appropriate box:

{ ]Preliminary Information Statement [ ]Confidential, for Use of the Commission
[x]Definitive Information Statement     Only (as permitted by Rule 14c-5(d)(2))





                  Prudential-Bache Tax Credit Properties L.P.
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               (Name of Registrant as Specified in Its Charter)




Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
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    (2)  Form, Schedule or Registration Statement to:

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    (3)  Filing Party:

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    (4)  Date Filed:

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


Related Capital        Prudential-Bache       Goodkind Labaton           Milberg Weiss Bershad
 Company                Properties, Inc.       Rudoff & Sucharow LLP      Hynes & Lerach LLP
625 Madison Avenue     One Seaport Plaza      100 Park Avenue            One Pennsylvania Plaza
New York, NY 10022     New York, NY 10292     New York, NY 10017         New York, NY 10119

                         June 18, 1997





Dear Investor:


     Enclosed you will find a notice and an information statement concerning a proposed settlement (the "Related Settlement") of a pending class action that affects units you own in Prudential-Bache Tax Credit Properties L.P. (the "Partnership"). As part of the proposed settlement, if it is approved by the Court after a hearing to be held on August 28, 1997, Prudential-Bache Properties, Inc., the general partner of the Partnership (the "P-B General Partner") will withdraw from the Partnership and a new general partner affiliated with Related Capital Company ("New GP") will be admitted to the Partnership (the "Transaction"). In addition, in connection with the Transaction, the P-B General Partner has agreed to forgive, and the New GP has agreed in the future to reduce, certain fees otherwise payable to the general partner pursuant to the terms of the Partnership's agreement of limited partnership.


     The enclosed information statement is being furnished to you solely to provide information concerning the Related Settlement with respect to the Partnership. YOU NEED NOT DO ANYTHING IF YOU APPROVE OF THE RELATED SETTLEMENT, WHICH WILL ONLY BE IMPLEMENTED IF, AMONG OTHER THINGS, THE COURT ISSUES AN APPROVAL ORDER. Although no vote is being conducted on the portion of the Related Settlement concerning the Partnership, you may object to any aspect of the Related Settlement including (without limitation) the Transaction, at a fairness hearing by following the procedures set forth in the Class Notice which accompanies the information statement.

     For additional information, you may call: Related Capital Company (Investor Services Department) at 800-600-6422 for information about the Transaction; or write to counsel for the plaintiff class in In re Prudential Securities Incorporated Limited Partnerships Litigation, M.D.L. No. 1005 (S.D.N.Y.) at the addresses set forth above for information about the Related Settlement.


                                   Sincerely,



Milberg Weiss Bershad    Related Capital Company    Prudential-Bache Properties,
Hynes & Lerach LLP                                  Inc.
 by Melvyn I. Weiss, Esq.
      -and-
Goodkind Labaton
Rudoff & Sucharow LLP
 by Lawrence A. Sucharow, Esq.
  Class Counsel Co-Chairmen

                             INFORMATION STATEMENT
                  PRUDENTIAL-BACHE TAX CREDIT PROPERTIES L.P.


                              Dated June 18, 1997



                                 INTRODUCTION

     This Information Statement is being provided to the limited partners and holders of beneficial unit certificates representing assignments of limited partnership interests (collectively, the "BUC$holders") of Prudential-Bache Tax Credit Properties L.P., a Delaware limited partnership (the "Partnership"), pursuant to a preliminary order, dated December 31, 1996 (the "Order"), of the United States District Court for the Southern District of New York (the "Court") issued in connection with the proposed settlement of class action litigation (the "Litigation") captioned In re Prudential Securities Incorporated Limited Partnerships Litigation brought on behalf of the BUC$holders and others. The Litigation named as defendants Prudential Securities Incorporated ("PSI"), Prudential-Bache Properties, Inc., the general partner of the Partnership (the "P-B General Partner"), and affiliates of Related Capital Company ("Related") that serve as co-general partners (the "Related General Partners") of seven other partnerships with the P-B General Partner (the "Other P-B Partnerships" and together with the Partnership, the "P-B Partnerships"). PSI and the P-B General Partner have previously settled claims against them in the Litigation; the proposed settlement relates to the settlement of the causes of action against the Related General Partners (the "Related Settlement").

     This Information Statement is being furnished by Related and the P-B General Partner solely to provide information to the BUC$holders with respect to the portion of the Related Settlement which is for their benefit. No approval by the Buc$holders is required or sought in connection with the transaction described in this Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     The approximate date on which this Information Statement was first sent or given to the BUC$holders was June 18, 1997.


     Related and the P-B General Partner are hereby advising the BUC$holders of a transaction (the "Transaction") that, if approved by the Court (the "Approval Order"), would result in the following, among other matters:

[bullet] Withdrawal of P-B General Partner. The P-B General Partner will withdraw as general partner of the Partnership.

[bullet] Admission of New General Partner. RCC Partners 96, L.L.C., a new general partner affiliated with Related ("New GP"), will replace the P-B General Partner.

[bullet] Reduction in Fees. The Partnership's agreement of limited partnership
         (the "Partnership Agreement") will be amended to (i) reduce the general partner's maximum Participating Interest in Cash Flow (as defined in the Partnership Agreement) from 0.5% annually of Invested Assets (as defined in the Partnership Agreement) to 0.375% annually and (ii) reduce by 50% the general partner's (a) Subordinated Interest in Disposition Proceeds (as defined in the Partnership Agreement) and (b) interest in distributions of Sale or Refinancing Proceeds (as defined in the Partnership Agreement). In addition, the P-B General Partner and its affiliates will forgive all deferred and unpaid fees due them by the Partnership.

[bullet] Name Change. The name of the Partnership will be changed to "Patriot
         Tax Credit Properties L.P."

[bullet] Replacement of Special and Assignor Limited Partners. The special limited partner and assignor limited partner of the Partnership (each of which is an affiliate of the P-B General Partner) will be replaced by an affiliate of Related.

     The components of the Transaction are more particularly described under the heading "THE TRANSACTION" and the text of the amendments to the Partnership Agreement which effectuate the Transaction is included in "ANNEX I".

     Affiliates of Related have in the past provided, and currently provide, services to the Partnership and also serve as co-general partners of four of the eight local partnerships (the "Local Partnerships") in which the Partnership has an interest. See "INFORMATION CONCERNING NEW GP--History of Related's Involvement with the Partnership."


     The closing of the Transaction is conditioned upon, among other things, the issuance of the Approval Order by the Court following a fairness hearing (the "Fairness Hearing") that is scheduled for 10:30 a.m. on August 28, 1997 at United States Courthouse, 40 Centre Street, New York, New York 10007, Courtroom 1305. See "CONDITIONS TO CONSUMMATION OF THE TRANSACTION."


     Although the BUC$holders may not vote on the Transaction, they may object to any aspect of the Related Settlement, including the Transaction, at the Fairness Hearing by following the procedures set forth in the Class Notice which accompanies this Information Statement.

     All questions and inquiries should be directed to Related Capital Company, 625 Madison Avenue, New York, New York 10022, Attention: Investor Services Department, telephone: 1-(800)-600-6422.

                                THE PARTNERSHIP

     Overview. The Partnership was formed on May 3, 1989 and raised approximately $38,125,000 in its initial public offering. The Partnership presently holds interests in eight Local Partnerships which own an aggregate of eight low-income, multi-family residential complexes in six states. The primary objective of the Partnership is to provide the BUC$holders with low-income housing tax credits allowed under Section 42 of the Internal Revenue Code of 1986, as amended, over the credit period for each Property in which the Partnership has invested. The operations and business of the Partnership are conducted solely by the P-B General Partner and its affiliates pursuant to the Partnership Agreement.

     Management. The P-B General Partner is the general partner of the Partnership. Prudential-Bache Investor Services II, Inc. ("P-B II"), an affiliate of the P-B General Partner, is the assignee limited partner which acquired and holds limited partnership interests on behalf of the BUC$holders. P-B Tax Credit S.L.P. ("P-B SLP"), an affiliate of the P-B General Partner, acts as Special Limited Partner of each Local Partnership, entitling it to certain rights with respect to the operation and management of each Local Partnership.

     Compensation to General Partner and Affiliates. The P-B General Partner is entitled to receive a partnership management fee, payable from operations and reserves, in an amount not to exceed (together with the local administrative fee payable to the special limited partner as described below) .5% per annum of Invested Assets (as defined in the Partnership Agreement) for administering the affairs of the Partnership. Unpaid portions of the partnership management fee for any year accrue without interest. As of the date of this Information Statement, no portion of the partnership management fee is being paid on a current basis.

     The Partnership reimburses the P-B General Partner and its affiliates for actual Partnership operating expenses payable by or allocable to the Partnership. The Partnership also pays amounts directly to unrelated third parties for certain operating expenses. The P-B General Partner and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications; printing and other administrative services. The P-B General Partner and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement.

     The P-B General Partner is also entitled to receive 1% of all distributions and tax credits as well as a subordinated interest in the proceeds of any dispositions of Partnership assets and a share of any sale or refinancing proceeds.


     P-B SLP acts as a special limited partner of each Local Partnership and is entitled to receive up to $2,750 per year from each Local Partnership as a local administrative fee. A portion of the partnership management fees paid to the P-B General Partner is remitted to an affiliate of the local general partner of five of the Local Partnerships. As of the date of this Information Statement, no portion of the local administrative fee is being paid on a current basis.


     The principal executive offices of the Partnership and the P-B General Partner are located at One Seaport Plaza, New York, New York 10292.


                                THE TRANSACTION


Background

     As previously disclosed to BUC$holders in the Partnership's investor report for the third fiscal quarter ending December 31, 1996, the Order was issued by the Court in connection with the Related Settlement. In light of the Order, and with respect to the portion of the Related Settlement for the benefit of the BUC$holders, the P-B General Partner and its affiliates have agreed to sell their respective interests in the Partnership and the eight Local Partnerships to affiliates of Related.

     The Transaction will be consummated only upon receipt of the Approval Order. See "CONDITIONS TO CONSUMMATION OF THE TRANSACTION." Under the Partnership Agreement, if the Transaction were not subject to a judicial determination and court order following a fairness hearing, it could only be consummated by obtaining the approval of a majority of the Partnership's outstanding limited partner interests and beneficial unit certificates (collectively, the "Units").

     The P-B General Partner takes no position with respect to the Transaction due to the fact that it (i) has not been a party to the negotiations which led to the Related Settlement (PSI and the P-B General Partners have previously settled) and (ii) will have no involvement with the Partnership after consummation of the Transaction. Furthermore, the P-B General Partner has an inherent conflict of interest in selling the P-B Group's interests to Related, due to the fact that consummation of the Purchase Agreement (defined below) is dependent upon consummation of the Transaction which, in turn, is dependent upon approval of the Consolidations (defined below) and/or the P-B General Partner's withdrawal from the P-B Partnerships. See "CONDITIONS TO CONSUMMATION OF THE TRANSACTION."

     The cost of preparing, assembling and mailing this Information Statement to BUC$holders (the "Transaction Expenses") are estimated to aggregate $25,000. If the Transaction is consummated, the Transaction Expenses will be paid by the Partnership. If the Transaction is not consummated, Related will bear all the Transaction Expenses. In no event shall Related or any affiliate be entitled to any reimbursement from the Partnership for any costs attributable to the withdrawal of the P-B General Partner or the admission of New GP, as general partner of the Partnership.


Purchase Agreement between Related and the P-B General Partner

     On December 19, 1996, Related and the P-B General Partner, P-B SLP and P-B II (collectively, the "P-B Group") entered into an agreement (the "Purchase Agreement"), pursuant to which, among other things and subject to the conditions set forth therein, the P-B General Partner has agreed to withdraw as the general partner of the Partnership and to transfer its general partner interest in the Partnership to New GP. In addition, the Purchase Agreement provides that Related or its affiliate will also acquire the interests of the P-B General Partner in each of the other P-B Partnerships (all of which were co-sponsored by Related).

     The total amount payable to the P-B Group pursuant to the Purchase Agreement is $4,000,000, subject to adjustment as set forth in the Purchase Agreement, to purchase all of the P-B Group's interests in the P-B Partnerships. No portion of the purchase price is allocable to Related's purchase of the P-B Group's interests with respect to the Partnership. Rather, Related is entitled to acquire such interest if it acquires any other interest of the P-B General Partner in the Other P-B Partnerships. The P-B Group paid a nominal amount for its interests in the Partnership. Related has also agreed to pay a portion of the P-B Group's expenses in connection with the Purchase Agreement and the transactions contemplated thereby up to a maximum amount of $50,000.

     Pursuant to the Purchase Agreement, the P-B General Partner is not required to consummate the Transaction if Related makes a tender offer for any Units (except in response to a third party tender offer) and Related has otherwise agreed not to tender without the P-B General Partners' prior consent, except as set forth in the Purchase Agreement. Furthermore, Related has agreed not to consolidate the Partnership with any of the Other P-B Partnerships as part of the Consolidations although this restriction does not limit Related's or New GP's actions with respect to the Partnership after consummation of the Consolidations.

     The P-B General Partner has advised the Related General Partners that it agreed to the Transaction based upon Related's agreement to pay fair consideration for the P-B Group's Interests in the P-B Partnerships and its desire to terminate its involvement in the sponsorship and management of limited partnerships.


Overview of the Transaction

     Pursuant to the Purchase Agreement, the P-B General Partner will withdraw as general partner of the Partnership, and New GP will be substituted in its place. Management of the operations and business of the Partnership will be conducted solely by New GP and its affiliates pursuant to the Partnership Agreement. The management services provided by New GP to the Partnership will be the same as those services currently provided to the Partnership by the P-B General Partner. The partnership management fees payable to New GP will be significantly less than fees currently payable by the Partnership to the P-B General Partner (although as of the date of this Information Statement no portion of such fees is being paid on a current basis). Furthermore, the P-B General Partner and P-B SLP will forgive all deferred and unpaid fees due to them by the Partnership and the Local Partnerships.

     Pursuant to the Purchase Agreement, New GP has agreed to assume the obligations of P-B General Partner (subject to certain specified exceptions) and to amend the Partnership Agreement on or before consummation of the Transaction to confirm that the P-B Group will continue to be entitled to the benefits of the indemnification provisions following consummation of the Transaction. New GP will also advance funds to the Partnership in suf-ficient amounts to permit the Partnership to pay certain third-party expenses to the extent that the Partnership is unable to do so. Such expenses include, for example, the preparation of SEC filings, audited financial statements, tax returns and IRS K-1's, reports to investors and general and administrative expenses.


Elements of the Transaction

     The specific elements of the Transaction which will be consummated if the Court issues the Approval Order are as follows:

     1. General Partner

     (i) New GP will be admitted to the Partnership; the P-B General Partner will transfer all of its general partnership interest in the Partnership to New GP and the P-B General Partner will withdraw as general partner of the Partnership.

     (ii) The Partnership Agreement will be amended to reflect such withdrawal and admission and to authorize the general partner of the Partnership to transfer and assign its interest in the Partnership to New GP and to voluntarily withdraw from the Partnership.

     (iii) The Partnership Agreement will also be amended to confirm that the limitations and restrictions on an affiliate of the general partner to provide services to, or receive compensation from, a Local Partnership do not apply to any Local Partnerships in which an affiliate of Related currently serves as a local general partner provided any such compensation does not exceed, with respect to the same services, the amounts currently paid to such affiliates or, with respect to any reduced or new services, the competitive rate payable to third parties.

     2. Reduction in Fees

     The Partnership Agreement will be amended to reflect (a) the reduction in the general partner's maximum Participating Interest in Cash Flow from 0.5% annually of Invested Assets to 0.375% annually; (b) the reduction by 50% of the general partner's residual interest in the Partnership comprised of (x) Subordinated Interest in Disposition Proceeds and (y) interest in distributions of Sale or Refinancing Proceeds; and (c) corresponding reductions in the general partner's interest in profits and losses. Further, the P-B General Partner and P-B SLP will forgive all deferred and unpaid fees due to them by the Partnership and the Local Partnerships. The aggregate amount of such deferred and unpaid fees was $840,394, as of March 31, 1997.

     3. Assignor Limited Partner

     (i) An affiliate of Related (the "New Assignor Limited Partner") will be admitted to the Partnership; P-B II will transfer its assignor limited partnership interest in the Partnership to New Assignor Limited Partner; and P-B II will withdraw as assignor limited partner of the Partnership.

     (ii) The Partnership Agreement will be amended to reflect such withdrawal and admission.

     4. Special Limited Partner

     (i) An affiliate of Related (the "New Special Limited Partner") will be admitted to the Local Partnerships; P-B SLP will transfer its special limited partnership interests in the Local Partnerships to New Special Limited Partner; and P-B SLP will withdraw as special limited partner of the Local Partnerships.


     (ii) The partnership agreements of the Local Partnerships will be amended to reflect such withdrawals and admissions.

     5. Name Change

     The Partnership Agreement will be amended to change the name of the Partnership to "Patriot Tax Credit Properties L.P."

     6. Indemnification

     The Partnership Agreement will be amended to confirm that the P-B General Partner will continue to enjoy the benefits of the indemnification provisions after consummation of the Transaction.

     The text of the amendments to the Partnership Agreement which effectuate the terms of the Transaction is included on "ANNEX I".

Certain Income Tax Considerations

     The Transaction will not have any federal income tax consequences to the BUC$holders. Pursuant to the Purchase Agreement, New GP has agreed that after the consummation of the Transaction the Partnership will continue to be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes.

     Under recently issued regulations ("check the box regulations"), an organization with two or more members will be classified as a partnership on or after January 1, 1997 unless it elects to be treated as an association (and therefore taxable as a corporation) or falls within one of several specific provisions which define a corporation. Based on the provisions of the check the box regulations, the provisions of the Partnership Agreement, certain factual assumptions and certain factual representations of New GP, counsel to New GP is of the opinion that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.


     An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Partnership as a partnership for federal income tax purposes. If, for any reason, the Partnership were to be unable to qualify as a partnership for Federal income tax purposes, the Partnership would itself become subject to tax (at corporate income tax rates) and the Partnership's income, gain, loss, deductions and tax credits would be reflected only on the Partnership tax return rather than being passed through to the partners, and distributions by the Partnership generally would be taxable as dividends to the extent of the Partnership's earnings and profits.

     Because the P-B General Partner and P-B SLP have agreed to relinquish their claim for fees the Partnership has accrued and deducted, the Partnership will recognize taxable income equal to the amount of such relinquished fees. However, it is anticipated that the Partnership will recognize a loss during any year in which the Transaction is consummated in an amount in excess of such income. Consequently, BUC$holders are not expected to recognize any taxable income as a result of the forgiveness of such fees.


                 CONDITIONS TO CONSUMMATION OF THE TRANSACTION

     As discussed in detail under the heading "THE LITIGATION", the Transaction is one of several components of the proposed Related Settlement. In particular, the Related Settlement contemplates that in addition to the Transaction, each of the Other P-B Partnerships will be consolidated (the "Consolidations") into one of two new entities in which the limited partners of the Other P-B Partnerships will receive interests in place of their limited partnership interests in the Other P-B Partnerships. The consummation of the Consolidations is subject to, among other things, (i) approval by the Court, (ii) the absence of objections to the Consolidations by the holders of more than 33-1/3% of the limited partnership interests in the Other P-B Partnerships necessary to reach the minimum participation threshold for the Consolidations to proceed and (iii) if only the minimum participation threshold is achieved, Related's waiver of its right to not proceed unless there is full participation by all of the Other P-B Partnerships in the Consolidations.

     Pursuant to the Purchase Agreement, Related is only required to consummate the Transaction if, among other things, each of the following conditions is satisfied: (i) the Court issues the Approval Order with respect to the Transaction and (ii) at least one of the Consolidations is consummated. Notwithstanding the failure to consummate either Consolidation, Related, at its option, may elect to acquire the P-B General Partner's interests in each of the P-B Partnerships (including the Partnership) and thereby consummate the Transaction provided Court Approval is obtained for the withdrawal of the P-B General Partner and the admission of New GP.

     There are also certain other standard conditions contained in the Purchase Agreement which are customary to transactions of this type. Accordingly, notwithstanding the satisfaction of all conditions to consummation of the Transaction described above, there can be no assurance that the Transaction will be consummated.


                         INFORMATION CONCERNING NEW GP

Overview

     New GP, RCC Partners 96, L.L.C., is a Delaware limited liability company which was formed in July 1996, and is owned and controlled by the partners of Related. The New GP will only have a specified net worth, if any, as may be necessary for the Partnership to be treated as a Partnership for federal income tax purposes. The principal offices of New GP are located at 625 Madison Avenue, New York, New York 10022; telephone: 212-421-5333. No officer or member of New GP owns any Units.

     As set forth below, the members and officers of New GP have substantial experience in the real estate field, including the acquisition, management, refinancing and sale of residential apartment complexes and the management of limited partnerships organized to provide tax credit benefits to investors. Affiliates of Related currently serve as co-general partners with the P-B General Partner in each of the seven Other P-B Partnerships. It is anticipated that New GP will retain affiliates of Related to provide the services which it is required to provide to the Partnership under the Partnership Agreement.



History of Related's Involvement with the Partnership

     Affiliates of the New GP and Related have had significant involvement with the Partnership and the Local Partnerships. Affiliates of Related currently serve as co-general partners of four of the eight Local Partnerships in which the Partnership owns limited partnership interests.

     During the acquisition phase of the Partnership's operations, among other services, affiliates of Related provided various services to the P-B General Partner pursuant to a Real Estate Consulting Services Agreement. These services included the identification, evaluation, negotiation and closing of certain of the Partnership's investments for which Related was paid a portion of the acquisition fees and expenses paid to the P-B General Partner.

     Related provides to the P-B General Partner ongoing monitoring services with respect to the Partnership's investments pursuant to the Property Investment Monitoring Agreement for which Related receives from the P-B General Partner a portion of the partnership management fee payable to the P-B General Partner (i.e. 45% of the P-B General Partner's Participating Interest in Cash
Flow) and an annual expense allowance of up to $1,300 per site visit (after the initial four site visits).


Officers and Members


     The officers and members of New GP are as follows:




Name                         Age                       Offices Held
----                         ---                       ------------
J. Michael Fried             51      Member, President and Chief Executive Officer
Stuart J. Boesky             40      Member, Executive Vice President and Chief
                                       Operating Officer
Alan P. Hirmes               41      Member, Senior Vice President and Chief Financial
                                       Officer
Bruce H. Brown               43      Senior Vice President
Arthur G. Hatzopoulos        42      Vice President
Denise L. Kiley              37      Vice President
Mark J. Schlacter            45      Vice President
Marc D. Schnitzer            36      Vice President
Richard A. Palermo           36      Treasurer
Lynn A. McMahon              40      Secretary
Related General II, L.P.     --      Member


     J. Michael Fried is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. In that capacity, he is generally responsible for all of the syndication, finance, acquisition and investor reporting activities of Related and its affiliates. Mr. Fried practiced corporate law in New York City with the law firm of Proskauer Rose Goetz & Mendelsohn from 1974 until he joined Related in 1979. Mr. Fried graduated from Brooklyn Law School with a Juris Doctor Degree, magna cum laude; from Long Island University Graduate School with a Master of Science degree in Psychology; and from Michigan State University with a Bachelor of Arts degree in History.

     Stuart J. Boesky is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984 Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law.

     Alan P. Hirmes is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Wiener & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.


     Bruce H. Brown is a Senior Vice President of Related and a director of the Portfolio Management Group. He is responsible for overseeing the administration of the firm's public debt and equity partnerships encompassing the monitoring of the performance of each partnership and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million participating and insured and co-insured mortgage portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at U.S. Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.


     Arthur G. Hatzopoulos is a Vice President of Related AMI Associates, Inc., an affiliate of Related, and he is a Senior Vice President of Related where he directs the mortgage acquisition group. Mr. Hatzopoulos has been with Related since August 1992. Prior to joining Related, Mr. Hatzopoulos was a First Vice President and Portfolio Manager for First Nationwide Bank, where he was responsible for debt restructuring, special lending relationships and asset sales. He has also been associated with an investment banking firm where he was responsible for monitoring a national portfolio of multifamily revenue bond projects. From 1981 to 1985 he served as Deputy Director of the Jersey City Department of Housing and Economic Development. Mr. Hatzopoulos graduated from Columbia University with a Bachelor of Arts degree. He also holds a Masters in City and Regional Planning from Harvard University, Kennedy School of Government.

     Denise L. Kiley is an Executive Vice President and Chief Underwriter for Related, responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in Related sponsored corporate, public and private equity and debt funds. Ms. Kiley is also responsible for the strategic planning and implementation of the firm's mortgage financing programs. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing, and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.


     Mark J. Schlacter is a Vice President of Mortgage Acquisitions of Related, and has been with Related since June 1989. Mr. Schlacter is responsible for the origination of Related's taxable participating debt programs and low-income housing tax credit debt programs. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering commercial and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, multifamily property acquisition and financing, and multifamily mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.


     Marc D. Schnitzer is an Executive Vice President of Related and Director of the firm's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in december 1987, and joined Related in January 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research department of The First Boston Corporation in New York. Mr Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.


     Richard A. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

     Lynn A. McMahon has served since 1983 as assistant to J. Michael Fried. From 1978 to 1983, she was employed at Sony Corporation of America in the Government Relations Department.

     Related General II, L.P. is a New York limited partnership formed in January 1992 whose general partner is RCMP, Inc., a Delaware corporation which is indirectly controlled by Stephen M. Ross. Mr. Ross is also president, director and shareholder of The Related Realty Group, Inc., the general partner of The Related Companies, L.P. He graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State University School of Law with a Juris Doctor degree. Mr. Ross then received a Master of Laws degree in taxation from New York University School of Law. He joined the accounting firm of Coopers & Lybrand in Detroit as a tax specialist and later moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments. Mr. Ross formed the predecessor of The Related Companies, L.P. in 1972 to develop, manage, finance and acquire subsidized and conventional apartment developments.


Related Capital Company

     As noted above, New GP is owned and controlled by the partners of Related. Affiliates of Related were founded in 1972 by Stephen M. Ross to engage in the business of providing financial and real estate acquisition, development and management services. Its real estate related products include luxury apartments, commercial office properties, retail centers and affordable multifamily properties located in nearly every state and major market place in the U.S. and Puerto Rico.


     Through Related's Financial Services Division, Related and its affiliates have sponsored 22 public and 238 private real estate investment programs that have raised in excess of $3.1 billion from more than 106,000 investors. This positions Related as one of the nation's largest sponsors of real estate investment programs for retail and institutional investors. These programs have accounted for the acquisition of over 800 properties with a valuation, at cost, of approximately $7.3 billion. The Related portfolio, in the aggregate, consists of approximately 112,000 residential apartment units, 25 shopping centers and 5 regional malls. This division also provides asset monitoring services for the properties comprising the Related sponsored investment programs' real estate portfolio. This involves regular site visits, monitoring of financial and operating reports, regulatory compliance checks and independent periodic analysis of local marketplace conditions. These services are currently provided with respect to approximately 440 properties encompassing 59,000 residential units.


     Related's Development Division ranks as one of New York's largest developers of luxury rental housing and as one of Florida's largest developers of multifamily rental housing. To date, the Development Division has completed approximately 3.5 million square feet of commercial space, 6,300 units of market rate housing and 9,700 units of government-assisted affordable rental housing, together valued at approximately $2 billion. Among its commercial projects are the U.S. headquarters for Nestle Foods, Revlon and American Brands.

     Related's Property Management Division provides property management services. It directly manages approximately 11,400 residential units and 3.2 million square feet of first class commercial and mixed use space from its New York offices. From its Florida offices, Related manages approximately 16,400 residential units and 17 shopping centers.

                                THE LITIGATION

Description of the Litigation


     On or about October 18, 1993, a putative class action, captioned Kinnes et al. v. Prudential Securities Group Inc. et al. (CV-93-654), was filed in the United States District Court for the District of Arizona, purportedly on behalf of the BUC$holders. Among those named as defendants in the Litigation were the Partnership, PSI, the P-B General Partner and a number of other defendants including the Other P-B Partnerships. Plaintiffs alleged violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, breach of fiduciary duty, fraud, deceit and negligence, and demanded an accounting. Plaintiffs sought unspecified compensatory, punitive and treble damages, and rescission, including costs and attorneys' fees.

     By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, the Kinnes case, together with a number of other actions, was transferred to a single judge of the Court and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket No. 1005). On June 8, 1994, plaintiffs in the transferred cases filed a complaint (the "Consolidated Complaint") covering, for pretrial purposes, all of the transferred actions and their constituent complaints (the "Constituent Complaints"), and naming as defendants, among others, PSI, the P-B General Partner and the Related General Partners. The Part-nership is not named as a defendant in the Consolidated Complaint (although it remains a named defendant in certain of the Constituent Complaints), but the name of the Partnership is listed as being among the limited partnerships at issue in the case.

     The Consolidated Complaint alleges violations of the federal and New Jersey RICO statutes, fraud, negligent misrepresentation, breach of fiduciary duties, breach of third-party beneficiary contracts and breach of implied covenants in connection with the marketing and sale of the Units. In particular, the Consolidated Complaint alleges material misrepresentations and omissions respecting the level of safety, income and growth and complains about the illiquidity of the Units. PSI and the P-B General Partner have previously settled claims against them in the Litigation.

     Plaintiffs request relief in the nature of rescission of the purchase of the Units and recovery of all consideration and expenses in connection therewith, as well as compensation for lost use of money invested less cash distributions; compensatory damages; consequential damages; treble damages for defendants' RICO violations (both federal and New Jersey); general damages for all injuries resulting from negligence, fraud, breaches of contract, and breaches of duty in an amount to be determined at trial; disgorgement and restitution of all earnings, profits, benefits and compensation received by defendants as a result of their unlawful acts; costs and disbursements of the action; reasonable attorneys' fees; and such other and further relief as the Court deems just and proper.

     On November 28, 1994, the Court deemed certain of the Constituent Complaints (including Kinnes) amended to incorporate into the Constituent Complaints the new allegations and new parties (e.g. the Related General Partners) set forth in the Consolidated Complaint.

     The defendants have vigorously denied and continue to deny all liability to the members of the class (collectively, the "Class Members") and all allegations of wrongdoing directed at defendants in the Consolidated Complaint. Notwithstanding the foregoing, settlement discussions with the plaintiffs have resulted in proposed settlements with some, but not all, of the defendants. In particular, after a fairness hearing on November 17, 1995, the Court, among other matters, granted (i) final approval to the class certification and (ii) final approval of a partial settlement of the Litigation against PSI and the P-B General Partner pursuant to which they agreed to establish a settlement fund of $110 million. Settlement negotiations with respect to defendants other than PSI, the P-B General Partner and the Related General Partners are continuing.


The Related Settlement

     History of Settlement Negotiations. Related first explored the possibility of a settlement of the Litigation with counsel to the BUC$holders ("Class Counsel") at a meeting on or about August 8, 1994. During that meeting, Related described the broad outlines of a settlement involving a monetary payment and the Consolidation of the Other P-B Partnerships. As a result of that meeting, and at Class Counsel's request, on or about September 26, 1994, Related delivered to Class Counsel a written outline of a possible settlement. That outline assumed that the P-B General Partner would be negotiating a settlement with Class Counsel which would result in, among other things, the P-B General Partner's withdrawal as the general partner of the Partnership and as a general partner of the other P-B Partnerships without compensation for doing so.

     For approximately one year thereafter, there was little communication with Class Counsel regarding a possible settlement. During that time Class Counsel negotiated and ultimately reached a settlement with PSI and the P-B General Partner in the amount of $110,000,000.

     On July 11, 1995, Related met with Class Counsel to review certain aspects of the proposal that had been made. On August 17, 1995, Related sent to Class Counsel a draft memorandum of understanding that contained more detail than the original August 1994 settlement outline. At about this time, Related and PSI determined that the P-B General Partner would be compensated by Related for withdrawing as a general partner of the Partnership and the Other P-B Partnerships. As a result, Related sought to reduce the cash component of the settlement inasmuch as it would now have to compensate the P-B General Partner for its interests. Class Counsel, however, refused.

     On September 14, 1995, Class Counsel delivered a term sheet to Related containing a draft of the settlement terms. A series of meetings then ensued between Related, its counsel, Class Counsel and their financial consultant, including meetings on September 19, 1995, October 19, 1995, December 1, 1995, December 7, 1995, December 15, 1995 and January 3, 1996. Various issues were negotiated at those meetings including the structure and terms of the Consolidations of the Other P-B Partnerships, the scope of releases to be given, the scope of the monetary class and the equitable class, the extent to which fees payable by the P-B Partnerships would be reduced, the extent to which Related would be responsible for the costs attendant to the Consolidations and the extent to which Related would be reimbursed if the Consolidations were approved and became effective. In addition, during this period, at Class Counsel's request, Related delivered to Class Counsel detailed information, including a break-down of the fees the P-B General Partners and the Related General Partners had been receiving from each of the P-B Partnerships and the reduction in each type of fee which would inure to the benefit of the P-B Partnerships.


     On January 16, 1996, Related sent Class Counsel a term sheet outlining the proposed Consolidations. On March 12, 1996, Class Counsel sent an initial draft of the proposed stipulation of settlement. On March 28, 1996, Class Counsel sent a revised draft of the term sheet. On or about March 29, 1996, Related communicated its comments regarding the term sheet and the proposed stipulation of settlement. As a result, on May 16, 1996, Class Counsel sent a revised draft of the proposed stipulation of settlement to Related. Subsequently, several revised drafts of the proposed stipulation of settlement and term sheets were prepared and distributed in June 1996. In addition, Related met with Class Counsel several times in June 1996 to discuss, among other items, the addition of the BUC$holders of the Partnership to the equitable class and the equitable relief that members of the Partnership would be receiving. After the details of the equitable relief had been determined, Related and representatives of Class Counsel discussed and agreed upon the methodology that the Court would be asked to approve pursuant to which Class Counsel would be compensated for their services to the Equitable Class (defined below). The stipulation of settlement and other documents respecting the Related Settlement were further negotiated, drafted and revised during the period from June to December 1996.


     On December 24, 1996, Class Counsel and Related entered into the stipulation of settlement, which was preliminarily approved by the Court in its Order dated December 31, 1996.


     The Order, among other matters, (i) preliminarily certified two classes for settlement purposes: (a) all BUC$holders of the Partnership and the limited partners and holders of BUC$ of the Other P-B Partnerships (the "Equitable Class"), pursuant to Rules 23(b)(1) and (2) of the Federal Rules of Civil Procedure for equitable relief; and (b) generally, all persons that purchased limited partnership interests and BUC$ in the P-B Partnerships between January 1, 1980 and June 8, 1994, regardless of whether they currently hold limited partnership interests or BUC$ (the "Monetary Class"), pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure for monetary relief; (ii) approved the form of class notices ("Class Notices") and directed that the Class Notices be sent, along with this Information Statement, to the applicable Class Members after review and approval by the Court subsequent to the filing and clearance of the Information Statement with the Securities and Exchange Commission; and (iii) scheduled a date for the Fairness Hearing at which the BUC$holders of the Partnership and all Class Members will have an opportunity to be heard. In addition, the Court enjoined: (i) the Class Members from (a) transferring their Units prior to the Fairness Hearing unless the transferee agrees to be bound by the Related Settlement, (b) conducting a tender offer for Units, or (c) transferring their right to vote or granting a proxy with respect to the Consolidations; and (ii) the general partners of the P-B Partnerships from (a) recognizing or processing transfers of Units except in accordance with the Order, and (b) making the list of unitholders in each P-B Partnership available to any person seeking to conduct a tender offer.


     The Monetary Class members consist of, among others, all persons who between January 1, 1980 and June 8, 1994 purchased Units, regardless of whether they currently hold Units, excluding those BUC$holders who have previously settled or litigated to conclusion with PSI or the P-B General Partner in arbitrations or court proceedings other than MDL Docket No. 1005. The Equitable Class members consist of, among others, all current holders of Units, regardless of whether they have settled with PSI or the P-B General Partner. There is substantial overlap between the two classes and they are not mutually exclusive. Accordingly, many people will be a member of both classes. However, some Monetary Class members will not be members of the Equitable Class (e.g., persons who purchased their Units between January 1, 1980 through June 8, 1994 but who have sold their Units and are no longer BUC$holders). Conversely, some Equitable Class members will not be members of the Monetary Class (e.g., persons who are current BUC$holders but who purchased their Units after June 8, 1994). If a person who is a member of both classes opts out of the Monetary Class, he will still be able to sue individually for money damages notwithstanding the fact that he remains a member of the Equitable Class. Conversely, a person who is an Equitable Class member who is also a Monetary Class member will be able to object to the Consolidation in response to the Information Statement without opting out of the Monetary Class.

     Summary of Related Settlement. The Related Settlement is comprised of two parts, a monetary settlement (the "Monetary Settlement"), in which only Monetary Class members may participate, and an equitable settlement (the "Equitable Settlement"), in which only Equitable Class members will participate.

     The Monetary Settlement requires Related to pay $2,058,333 (the "Settlement Amount") in settlement of its portion of the Monetary Class claims. The Settlement Amount, less Court-approved fees and expenses, will be distributed among Monetary Class members in accordance with a plan of allocation that was formulated by Class Counsel and approved by the Court.

     Equitable relief provided to the Equitable Class members as part of the Related Settlement consists of (a) the Consolidations with respect to the Other P-B Partnerships and/or (b) the withdrawal of the P-B General Partner as a general partner of each of the P-B Partnerships.

     The Related Settlement will result in the full and complete settlement, discharge and release of the claims by Monetary Class members against the Related General Partners and their affiliates in connection with or which arise out of the allegations set forth in the Consolidated Complaint or in any pleading in any Constituent Action or which relate to (i) the marketing, purchase, sale or holding of Units during the period January 1, 1980 through June 8, 1994 or (ii) the operation, oversight, monitoring or management of the Partnerships and Other Partnerships during such period (other than claims, rights, causes of action or liabilities described in this clause (ii) that are based on actual fraud committed by the Related General Partners, their officers, directors and employees). Each BUC$holder who invested in a Partnership that is part of the Consolidation is restrained from commencing or prosecuting any settled claims.

     If the Transaction is approved by the Court, all BUC$holders will release and discharge, and be enjoined from bringing, all claims against the Related General Partners and their affiliates based on allegations similar to those made in the Consolidated Complaint or in any Constituent Action which seeks equitable relief different from that provided by the Related Settlement. If the Transaction is approved by the Court, all BUC$holders will also release and discharge, and be enjoined from bringing, all claims against the Related General Partners, their affiliates, the P-B General Partner and its affiliates relating to or arising out of the terms or implementation of the Related Settlement with the Equitable Class, including the Transaction.

     Related will advance payment for all costs of notice and administering the Related Settlement. However, if the Monetary Settlement is approved, Related will be reimbursed, subject to Court approval of such reimbursement, for all costs of notice and administration incurred by Related in connection with the Monetary Settlement in excess of $100,000. Such reimbursement will be made from the settlement pool created by the Related General Partners cash settlement payment. Related will initially pay all expenses incurred in connection with the Equitable Settlement. If approval of the Transaction is obtained, the Partnership will reimburse Related for the expenses incurred in connection with the Transaction. If the Transaction is not consummated for any reason then Related will bear all costs related to the Equitable Settlement and will not be entitled to any reimbursement of such costs from the Partnership.

     Right to Terminate. The Related General Partners may, at their discretion, terminate the Related Settlement for any of the following reasons: (1) requests for exclusion from the Monetary Class are validly filed by persons otherwise entitled to be Monetary Class Members who purchased Units in the P-B Partnerships having an aggregate original purchase price equal to or greater than a certain specified amount agreed upon by Class Counsel and the Related General Partners; (2) the Court fails or declines to enter the Order and final judgment within 180 days after the Fairness Hearing; (3) the Court enters an alternative judgment; (4) the action entitled Romano v. Prudential Insurance Company of America, No. 94 Civ. 3527 is not dismissed with respect to the Related General Partners and their affiliates named as defendants in such action; (5) the minimum requirements for proceeding with the Consolidation are not satisfied or such minimum requirements are met but, as permitted by the Settlement Stipulation, Related refuses to proceed without 100% participation by all of the Other P-B Partnerships; or (6) the Court has not approved the Related Settlement, including the Consolidation.

                             AVAILABLE INFORMATION

     The Partnership is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file reports and other information with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington, D.C. 20549. For further information concerning the Partnership, please refer to the reports of the Partnership filed under the Exchange Act, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and which will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at its web site (http://www.sec.gov) and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Statements contained in this Information Statement as to the contents of any agreement or other document which are referenced in this Information Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such agreement or document, copies of which may be obtained from Related without charge. All requests should be directed to Related Capital Company, 625 Madison Avenue, New York, NY 10022; Telephone (800) 600-6422; Attention: Investor Services Department.

                      [This Page Intentionally Left Blank]

                                    ANNEX I

     The Partnership Agreement will be amended as set forth below (as the same may be modified pursuant to, and in accordance with, the Approval Order).


                      AMENDMENT NO. 1 TO PRUDENTIAL-BACHE
                    TAX CREDIT PROPERTIES L.P. AMENDED AND
                   RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     This Amendment, dated as of [ ], 1997 to the Amended and Restated Agreement of Limited Partnership dated as of [ ], 1989 (the "Partnership Agreement"), of Prudential-Bache Tax Credit Properties L.P. (the "Partnership") among Prudential-Bache Properties Inc., a Delaware corporation (the "General Partner"), Prudential-Bache Investor Services II, Inc., a Delaware corporation (the "Assignor Limited Partner") and those persons who have become limited partners in the Partnership (the "Limited Partners") pursuant to the terms set forth in the Partnership Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.


                             W I T N E S S E T H:

     WHEREAS, the General Partner, the Assignor Limited Partner, P-B Tax Credit S.L.P., a Delaware corporation, and Related Capital Company, a New York general partnership ("Related") have entered into a Purchase Agreement, dated as of December 19, 1996 (the "Purchase Agreement"), in connection with the settlement of class action litigation (the "Litigation") brought on behalf of the Limited Partners (and holders of beneficial unit certificates representing assignments of limited partner interests in the Partnership) against, among others, the General Partner and Related; and

     WHEREAS, the Purchase Agreement provides for, among other things, (i) the admission to the Partnership of an affiliate of Related to serve as the new general partner of the Partnership ("New GP"), (ii) the transfer by the General Partner of its interest in the Partnership to New GP, (iii) the withdrawal of the General Partner as general partner of the Partnership, (iv) the admission to the Partnership of an affiliate of Related to serve as the new assignor limited partner of the Partnership ("New Assignor Limited Partner"), (v) the transfer by the Assignor Limited Partner of its interest in the Partnership to New Assignor Limited Partner and (vi) the admission of an affiliate of Related to the Local Partnerships to serve as the new special limited partner of the Local Partnerships ("New Special Limited Partner") (collectively, the "Transaction").


     WHEREAS, the General Partner, the Assignor Limited Partner and the Limited Partners wish to amend the Partnership Agreement to reflect, among other matters, the foregoing withdrawals and admissions and to (i) authorize the General Partner to transfer its general partnership interest to New GP and to voluntarily withdraw from the Partnership, (ii) reduce certain fees payable by the Partnership to the general partner, (iii) cause the indemnification provisions in the Partnership Agreement to remain effective with respect to the General Partner following its withdrawal from the Partnership and (iv) to change the name of the Partnership to Patriot Tax Credit Properties L.P. (collectively, the "Amendments").


     WHEREAS, because certain of the Amendments would otherwise require a Majority Vote, the closing of the Transaction is contingent upon the issuance of an approval order with respect to the Transaction by the United States District Court for the Southern District of New York (the "Court") pursuant to the Purchase Agreement; and

     WHEREAS, the Court has issued its final approval order, dated [ ], 1997, which among other matters, approved the Transaction and the Amendments;

   NOW THEREFORE, the Partnership Agreement is hereby amended as follows:

   7. Section 1 of the Partnership Agreement is hereby amended to read in its entirety as follows:

      "1. NAME AND PLACE OF BUSINESS

     The name of the Partnership is Patriot Tax Credit Properties L.P.; its
       registered office in Delaware is [   ]; and the name of the Partnership's
       registered agent for service of process at that address is [ ]. Its principal place of business is 625 Madison Avenue, New York, New York 10022, or such other place(s) as the General Partner may hereafter determine."

     8. The definition of "Assignor Limited Partner" in Section 2 of the Partnership Agreement is hereby amended to replace "Prudential-Bache Investor
Services II, Inc." in the first line thereof with "[                     ]."

     9. The definition of "Certificate" in Section 2 of the Partnership Agreement is hereby amended to insert "and [ ], 1997" following "June 22, 1989" in the third line thereof.

     10. The definition of "General Partner" in Section 2 of the Partnership Agreement is hereby amended to replace "Prudential-Bache Properties, Inc." in the first line thereof with "RCC Partners 96, L.L.C."

     11. The definition of "Participating Interest in Cash Flow" in Section 2 of the Partnership Agreement is hereby amended to replace "0.5%" in the second line thereof with ".375%."

     12. The definition of "Special Limited Partner" in Section 2 of the Partnership Agreement is hereby amended to replace "P.B. Tax Credit S.L.P." in
the first line thereof with "[                   ]."

     13. Section 9.6 of the Partnership Agreement is hereby amended to replace
(i) "one-half" in the ninth line thereof with "one-quarter," (ii) "3%" in the tenth line thereof with "1.5%" and (iii) "6%" in the last line thereof with "3%."

     14. Section 9.7 of the Partnership Agreement is hereby amended to replace "0.5%" in the sixth line thereof with "0.375%."

     15. Section 11.4.1(c) of the Partnership Agreement as to Profits is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

     16. Section 11.4.1(d) of the Partnership Agreement as to Profits is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

     17. Section 11.4.1(c) of the Partnership Agreement as to Losses is hereby amended to replace "85%" with "92.5%" and to replace "15%" with "7.5%".

     18. Section 11.6(d) of the Partnership Agreement is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

     19. Section 11.6(e) of the Partnership Agreement is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

     20. Section 11.6(h) of the Partnership Agreement is hereby amended to replace "85%" with "92.5%" in the first, third and seventh lines thereof and to replace "15%" with "7.5%" in the first, fourth, seventh and eleventh lines thereof.

     21. Section 11.12 of the Partnership Agreement is hereby amended to replace "0.5%" with "0.375%" in the third and sixteenth lines thereof and to replace "$5,000" with "$3,750" in the eighth line thereof.

   22. Article 15 of the Partnership Agreement is hereby amended to insert a new Section 15.12 as follows:

      "15.12 Pre-existing Relationships. Notwithstanding any provisions in this Agreement to the contrary, any limitations or restrictions contained in this Agreement with respect to the right of an Affiliate of the General Partner to provide services to, or receive compensation from, a Local Partnership in which the Partnership owns a Local Partnership Interest as of [insert date of this Amendment] shall not apply to RCC Partners 96, L.L.C. or its Affiliates, provided any such compensation does not exceed,
       (i) with respect to the same services, the amounts paid to such entity as of [insert date of this Amendment] or, (ii) with respect to any reduced or new services, the competitive rate payable to third parties."

     23. Section 16.2.7 of the Partnership Agreement is hereby amended to replace "Section 17.5" with "Section 17.4 or 17.5."

     24. Section 17.2 of the Partnership Agreement is hereby amended to replace "Upon" in the first line thereof with "Subject to Section 17.5, upon."

     25. Section 17.3 of the Partnership Agreement is hereby amended to read in its entirety as follows:

         "17.3 No Voluntary Dissolution or Withdrawal. Until the dissolution of the Partnership, the General Partner shall not take any voluntary steps to dissolve itself and shall not voluntarily withdraw from the Partnership, provided however, that Pru-Bache Properties shall be permitted to voluntarily withdraw from the Partnership upon the assignment of its interest in the Partnership pursuant to Section 17.5."


     26. Section 17.4 of the Partnership Agreement is hereby amended to insert "and Section 17.5" at the end of the first sentence thereof.

     27. Article 17 of the Partnership Agreement is hereby amended to insert a new Section 17.5 as follows:

         "17.5 Assignment by Pru-Bache Properties/Admission of Successor General Partner. Notwithstanding the provisions of Section 17.4, Pru-Bache Properties shall be permitted to assign its interest in the Partnership without a Majority Vote. The admission of a successor General Partner to replace Pru-Bache Properties shall not require a Majority Vote and such successor General Partner shall succeed to Pru-Bache Properties' interest in the Profits, Losses, Tax Credits and Distributions of the Partnership for a price determined by agreement between Pru-Bache Properties and such successor General Partner."

   28. Article 21 of the Partnership Agreement is hereby amended to insert a new Section 21.3 as follows:

        "21.3 Survival of Indemnity. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 21 shall survive the withdrawal of a General Partner and any such General Partner shall be entitled to the benefits of this Section 21 as a result of any liability, loss or damage incurred by such General Partner or by the Partnership as a result of any acts or omissions prior to the withdrawal of such General Partner notwithstanding the withdrawal of such General Partner. Pru-Bache Properties and its employees, directors, officers, agents and affiliates agree that the indemnity provided in this Section 21 shall not permit them to be indemnified for, and they agree not to make any claim for indemnity with respect to, any liability, loss, or damage incurred by them in connection with (i) the class action captioned In re Prudential Securities Incorporated Limited Partnerships Litigation and (ii) the consent decree in Securities and Exchange Commission vs. Prudential Securities Incorporated, 93 Civ. 2164 (D.D.C.)."

     22. Except as provided in this Amendment, the Partnership Agreement shall remain unchanged and in full force and effect.


                        WITHDRAWING GENERAL PARTNER:


                        PRUDENTIAL-BACHE PROPERTIES, INC.

                        By: ---------------------------------------------
                            Name:
                            Title:


                        WITHDRAWING ASSIGNOR LIMITED PARTNER:
                        PRUDENTIAL-BACHE INVESTOR SERVICES II, INC.

                        By: ---------------------------------------------
                            Name:
                            Title:


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

                               LIMITED PARTNERS:
                               All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to powers of attorney now and hereafter granted in favor of the General Partner:
                               By: ---------------------------------------------





                        PRUDENTIAL-BACHE PROPERTIES, INC.
                           ATTORNEY-IN-FACT


                         By: ---------------------------------------------
                             Name:
                             Title:


                         NEW GENERAL PARTNER:
                         RCC Partners 96, L.L.C.


                         By: ---------------------------------------------
                             Name:
                             Title:


                         NEW ASSIGNOR LIMITED PARTNER:


                         [------------------------------------------------]


                         By: ---------------------------------------------
                             Name:
                             Title:


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